Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND DECLARES QUARTERLY DIVIDEND
Dividend of $0.07 per share payable in December
CHICAGO, November 11, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced that its Board of Directors declared a quarterly dividend of $0.07 per share of common stock, payable on December 4, 2009 to shareholders of record at the close of business on November 20, 2009.
About Diamond
Clients trust Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI) to help their companies grow, improve margins, and increase the productivity of their investments. Working together to design and execute business strategies that capitalize on changing market forces and technology, Diamond’s consultants are experts in helping clients attract and retain customers, increase the value of their information, and plan and execute projects that turn strategy into measurable results.
Diamond’s capabilities are rooted in deep strategy, technology, operations, and industry experience. The firm’s approach to client service is based on objectivity, collaboration, and an unwavering commitment to its clients’ best interests. Headquartered in Chicago, Diamond has offices in New York, Washington, D.C, Hartford, London, and Mumbai. To learn more visit: www.diamondconsultants.com.